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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):       July 22, 1999
                                                  ------------------------------


                              REDBACK NETWORKS INC.
- --------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


         Delaware                      000-25853                77-0438443
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(State or Other Jurisdiction          (Commission              (IRS Employer
   of Incorporation)                  File Number)           Identification No.)


1389 Moffett Park Drive, Sunnyvale, California                     94089
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(Address of Principal Executive Offices)                         (Zip Code)


Company's telephone number, including area code:   (408) 548-3500
                                                  ------------------------------



- --------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report.)

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ITEM 5.        OTHER EVENTS

               The Board of Directors of Redback Networks Inc. (the "Company") has approved a two-for-one stock split of the Company's outstanding shares of common stock. The stock split will be in the form of a stock dividend and will entitle each stockholder of record at the close of business on August 5, 1999 to receive one share for every outstanding share of common stock held on the record date. The stock dividends resulting from the split are expected to be distributed by the transfer agent on August 19, 1999. Redback Networks common stock will begin trading on a split adjusted basis on August 20, 1999.

               Additionally, the company has announced that Morgan Stanley Dean Witter, the lead underwriter for the Company's initial public offering, has agreed to an early release of the underwriters' lock-up restrictions on up to three million shares of the Company's common stock. These shares were available for sale starting on July 27, 1999.

               Further details regarding these announcements are contained in the Company's press release dated July 22, 1999, attached as an exhibit hereto and incorporated by reference herein.

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ITEM 7. EXHIBITS.

               Exhibit
               Number     Description
               ------     -----------
               99.1       Press release, dated July 22, 1999.

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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        REDBACK NETWORKS INC.



Date:  August 3, 1999                   By: /s/ GEOFFREY C. DARBY
                                           ------------------------------------
                                        Name:  Geoffrey C. Darby

                                        Title: Chief Financial Officer, Vice
                                               President, Finance and Secretary

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                                  EXHIBIT INDEX


               Exhibit
               Number         Description
               ------         -----------
               99.1           Press release, dated July 22, 1999.